UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2024

ZOOMCAR HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $5.71, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2024, the Company received Notice from Nasdaq indicating that, because the market value of the Company’s Common Stock had been below $50,000,000 for 30 consecutive business days, the Company no longer complied with the minimum market value of listed securities requirement for continued listing on the Nasdaq Global Market under Rule 5450(b)(2)(A) of Nasdaq Listing Rules (the “MVLS Rule”), and that, because the closing bid price for the Common Stock has fallen below $1.00 per share for more than 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Rule 5450(a)(1) of Nasdaq Listing Rules (the “Minimum Bid Price Rule”).

The Company was provided with an initial compliance period of 180 calendar days, or until November 4, 2024, to regain compliance with the MVLS Rule and the Minimum Bid Price Rule. The Company did not regain compliance with the MVLS Rule or the Minimum Bid Price Rule during the allotted time period.

Further, as previously reported in a Current Report on Form 8-K filed with the Commission on November 4, 2024, the Company received a notice from Nasdaq notifying the Company that it was no longer in compliance with the Nasdaq Listing Rule 5450(b)(1)(B) (the “PHS Rule”) to maintain minimum requirement for publicly held shares at 1,100,000.

Accordingly, on November 6, 2024, the Company received a staff delist determination letter from the Nasdaq Listing Qualifications Department, as a result of its failure to regain compliance with the MVLS Rule and as a result of its noncompliance with the PHS Rule.

Additionally, as previously reported in a Current Report on Form 8-K, filed with the Commission on July 26, 2024, the Company also received a notice from Nasdaq notifying that it was no longer in compliance with Nasdaq Listing Rule 5450(b)(2)(C) to maintain a minimum market value of publicly held shares of $15,000,000 (the “MVPHS Rule”). The Company was given 180 days (i.e. January 21, 2025) to regain compliance with the (“MVPHS Rule”).

The Company intends to timely request a hearing before a Nasdaq Hearings Panel. This hearing request will automatically stay Nasdaq’s delisting of the Company’s common stock and warrants pending the Panel’s decision and any extension provided by the Panel. The Company intends to present its plan of compliance, which may include a transfer to the Nasdaq Capital Market listing tier.

The Company has retained Donohoe Advisory Associates LLC to assist the Company in its preparation for the hearing and developing its compliance plan.

This report contains forward-looking statements, including, but not limited to, the timing of the hearing and the timing of the decision of the Panel. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the hearing may be scheduled, and the Panel may issue a decision, more quickly than expected, which shorter timeline(s) may be unfavorable for the Company and the continued listing of the Company’s common stock on The Nasdaq Capital Market. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Chief Executive Officer